REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees and Shareholders
The Westport Funds
Westport, Connecticut


In planning and performing our audits of the financial statements of The Westport
Funds (the Funds), as of and for the year ended December 31, 2012, in accordance
with the standards of the Public Company Accounting Oversight Board
 (United States),
we considered their internal control over financial reporting, including control
activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with
the requirements of Form NSAR, but not for the purpose of expressing an opinion on the
effectiveness of the Funds internal control over financial reporting.
  Accordingly, we
express no such opinion.

The management of the Funds are responsible for establishing and maintaining effective
internal control over financial reporting.   In fulfilling this
 responsibility, estimates
and judgments by management are required to assess the expected benefits and related costs

of controls.   A funds internal control over financial reporting
is a process designed to
provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally
accepted accounting principles.   A funds internal control over
 financial reporting
includes

those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being
made only in accordance with authorizations of management and directors of the funds; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent
or detect misstatements.   Also, projections of any evaluation of
 effectiveness to future
periods are subject to the risk that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation
of a control does not allow management or employees, in the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely
basis.   A material weakness
is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual
or interim financial statements will not be prevented or detected on a timely basis.











Our consideration of the Funds internal control over financial reporting was for the limited
purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).   However, we
noted no deficiencies in the
Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as
December 31, 2012.

This report is intended solely for the information and use of management,
 Board of Directors
of The Westport Funds and the Securities and Exchange Commission, and is
 not intended to be
and should not be used by anyone other than these specified parties.




		/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2013